UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2008

Cal-Maine Foods, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-04892	64-0500378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3320 Woodrow Wilson Avenue
Jackson, MS 39207
(Address of principal executive offices (Zip Code))

601-948-6813
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

As reported in its Form 8-K dated December 2, 2008, Cal-Maine Foods, Inc. (the “Company”) entered into a Membership Interests Purchase Agreement, made as of November 28, 2008 (the “Agreement”) with Tampa Farm Service, Inc., a Florida corporation (“Seller”), TFS Holdings, Inc., a Florida corporation, and Michael H. Bynum, Blair M. Bynum and Samuel G. Bynum (collectively, the “Shareholders”).  The Seller has for many years been engaged directly, and through Okeechobee Egg Company Inc., an affiliated Florida corporation, and through Seller’s other “Affiliates,” as defined in the Agreement, in the production, grading, packaging and distribution of shell eggs and related activities, including the production and milling of feed for laying hens and pullets (the “Seller’s Business”).  The Seller is based in Dover, Florida, and conducts business in the southeastern United States.

To facilitate the sale of the Seller’s Business, under the terms of the Agreement, the Seller conveyed all of its assets, but none of its liabilities, to Tampa Farms, LLC (“Tampa Farms”), a Florida limited liability company.  On December 11, 2008, the transaction was completed and the Company acquired all of the issued and outstanding membership interests of Tampa Farms, which now is a wholly owned subsidiary of the Company.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

99.1	Press release issued by the Company on December 12, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAL-MAINE FOODS, INC.

By:	/s/ Fred R. Adams, Jr.
Fred R. Adams, Jr.
Chairman of the Board and
Chief Executive Officer

Dated:	December 12, 2008